                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 5, 1996 appearing on page 4 of the Company's consolidated financial statements for the three year period ended December 31, 1995 included in the Form 8-K dated February 26, 1996. We also consent to the incorporation by reference in such Prospectus of our report dated February 1, 1995 appearing on page 19 of the Company's Annual Report on Form 10-K for the year ended December 31, 1994, as amended by the Company's Form 10-K/A filed August 23, 1995. Those reports refer to our reliance on other auditors with respect to the financial position of Evergreen Pharmaceutical, Inc. and Evergreen Pharmaceutical East, Inc. at December 31, 1993 and their results of operations and cash flows for the years ended December 31, 1993 and 1992. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PRICE WATERHOUSE LLP
Cincinnati, Ohio
February 26, 1996